Exhibit 10.7

AMENDMENT #1

THIS AMENDMENT #1 (the “Amendment”) to the Transaction Documents (as defined below) is entered into as of June 18, 2026 (the “Effective Date”), by and between IGC Pharma, Inc., a Maryland corporation (the “Company”), and FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement dated on April 10, 2026 (the “Purchase Agreement”), pursuant to which the Company issued to Holder that certain promissory note in the original principal amount of $346,910.00 (the “Note”, and collectively with the Purchase Agreement and ancillary documentation entered into between the Parties in connection therewith, the “Transaction Documents”).

B. The Parties desire to amend the Transaction Documents as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	For the avoidance of doubt and notwithstanding any contrary date in the Transaction Documents, the Parties confirm and agree that the Issue Date (as defined in the Note) of the Note shall be deemed to be April 14, 2026. Accordingly, all references in the Note to the Issue Date shall mean April 14, 2026. In addition, the reference to “April 10, 2026” in the Purchase Agreement shall also be amended to be “April 14, 2026”.

2.	The Maturity Date (as defined in the Note) of the Note shall be extended by six (6) calendar days.

3.	Each payment date for each Monthly Payment (as defined in the Note) in Section 1.2 of the Note shall be extended by six (6) calendar days.

4.	The ending dates of each of the prepayment periods in Section 1.3 of the Note shall each be extended by six (6) calendar days.

5.	Section 5.6 of the Note shall apply to this Amendment.

6.	This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Transaction Documents. Except as specifically modified hereby, all of the provisions of the Transaction Documents, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

IGC PHARMA, INC.

By:	/s/ Ram Mukunda
Name:	Ram Mukunda
Title:	Chief Executive Officer

FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC

By: FirstFire Capital Management LLC, its manager

By:	/s/ Eli Fireman
Name:	Eli Fireman
Title:	Authorized Signatory

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